SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – October 13, 2016

 MACQUARIE INFRASTRUCTURE CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-32384	43-2052503
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 West 55th Street New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

(212) 231-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 13, 2016, Macquarie Infrastructure Corporation (the “Company”) issued $350,000,000 aggregate principal amount of 2.00% Convertible Senior Notes due 2023 (the “Convertible Notes”) in an underwritten public offering (the “Offering”). The Convertible Notes were issued pursuant to a third supplemental indenture (the “Third Supplemental Indenture”), dated October 13, 2016, between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), to the indenture, dated as of July 15, 2014 (the ‘‘Base Indenture’’ and together with the Third Supplemental Indenture, the ‘‘Indenture’’), between the Company and the Trustee. The Company will pay interest on the Notes at a rate of 2.00% per annum, payable semi-annually in arrears on April 1 and October 1 of each year, commencing April 1, 2017.

The Convertible Notes are convertible only upon satisfaction of one or more of the conditions set forth in the Third Supplemental Indenture. Upon conversion, the Company will pay or deliver, as the case may be, cash, shares of common stock of the Company or a combination of cash and shares of common stock of the Company, at the Company’s election. The initial conversion rate is 8.9364 shares of common stock per $1,000 principal amount of Convertible Notes (equal to an initial conversion price of approximately $111.90 per share, subject to adjustment upon the occurrence of certain events as provided in the Indenture). In addition, upon a conversion in connection with the occurrence of certain events that constitute a “make-whole fundamental change,” the conversion rate will be increased pursuant to the Indenture by a specified amount with respect to Convertible Notes tendered for conversion during a specified period after the effective date of the transaction. In addition, holders may require the Company to repurchase all or a portion of their Convertible Notes upon a fundamental change (as defined in the Indenture) at a cash repurchase price equal to 100% plus accrued and unpaid interest. The Convertible Notes are not redeemable prior to maturity on October 1, 2023.

The foregoing summaries of documents described above do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, which are filed as exhibits hereto or otherwise on file with the Securities and Exchange Commission.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number

4.1	Third Supplemental Indenture, dated as of October 13, 2016, by and among Macquarie Infrastructure Corporation and Wells Fargo Bank, National Association, as Trustee (including the form of 2.00% Convertible Senior Note due 2023).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACQUARIE INFRASTRUCTURE CORPORATION

By:	/s/ James Hooke
Name: James Hooke
Title: Chief Executive Officer

Dated:  October 14, 2016

EXHIBIT INDEX

Exhibit Number

4.1	Third Supplemental Indenture, dated as of October 13, 2016, by and among Macquarie Infrastructure Corporation and Wells Fargo Bank, National Association, as Trustee (including the form of 2.00% Convertible Senior Note due 2023).